As filed with the Securities and Exchange Commission on February 12, 2004
                            Registration No. ________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  Metalink Ltd.
             (Exact Name of Registrant as Specified in its Charter)
          Israel                                               N/A
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)
                               Yakum Business Park
                               Yakum 60972, Israel
                                 972-9-960-5555

               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                  2003 INTERNATIONAL EMPLOYEE STOCK OPTION PLAN
                             2003 SHARE OPTION PLAN

                              (Full Title of Plan)


                                J.Francois Crepin
                                    Metalink Inc.
                              150C Lake Forest Way
                            Folsom, California 95630
                                  916-355-1580

                     (Name and Address, Including Zip Code,
             and Telephone Number, Including Area Code, of Agent For
                                    Service)

                                   Copies to:
                               Bruce Dravis, Esq.
                                Downey Brand LLP
                          555 Capitol Mall, 10th Floor
                              Sacramento, CA 95814
                            Telephone: (916) 444-1000
                            Facsimile: (916) 444-2100




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




                                                       CALCULATION OF REGISTRATION FEE

Title of                   Amount                    Proposed          Proposed
Amount of
Securities to              to Be                     Maximum           Maximum          Registration
Be Registered              Registered (1)            Offering          Aggregate        Fee (3)
                                                     Price Per         Offering
                                                     Share (2)         Price (2)
Ordinary shares, par
value NIS 0.10 per share   120,000                   $8.19             $ 982,000        $124.52

Ordinary shares, par
value NIS 0.10 per share   550,000                   $8.19             $4,504,500       $570.72

Total                      670,000                   $8.19             $5,487,300       $696.24

         (1) Includes 120,000 ordinary shares issuable pursuant to the exercise of options under the
         2003 International Employee Stock Option Plan; and 550,000 ordinary shares issuable pursuant to the exercise of options under the 2003 Share Option Plan; plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the ordinary shares of Metalink Ltd. as quoted on the Nasdaq National Market on February 10, 2004.

(3) The offering of shares under registration statement 333-12064 by Metalink, Ltd. (originally filed May 31, 2000, and amended July 24,
         2001) is hereby terminated with respect to 450,000 shares under that registration statement, and the registration fees with respect to such 450,000 unsold shares pursuant to that prior registration statement are applied to offset the filing fees due under this registration statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended.




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                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 registers 120,000 ordinary shares, par value NIS 0.10 per share, of Metalink Ltd. ("Shares") for issuance in connection with Metalink's 2003 International Employee Stock Option Plan; and 550,000 Shares for issuance in connection with Metalink's 2003 Share Option Plan. An earlier Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on May 31, 2000, Registration No. 333-12064, is hereby amended pursuant to SEC Rule 429 by this filing.








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                                                                       PART I

                     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                                            EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

                                                                        PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Metalink, Ltd., a company organized under the laws of the State of Israel (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:


         o The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed June 30, 2003;

         o The Company's Reports on Form 6-K filed with the Commission on July 24, 2003, October 23, 2003, January 8, 2004 and January 27, 2004, and any amendments thereto;

         o The description of the Company's ordinary shares contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 29, 1999, including any other amendment or report filed for the purpose of updating such description; and

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care.

Office Holder Insurance

         The Company's articles of association provide that, subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of the liability of any of the Company's office holders with respect to:

        o         a breach of his duty of care to it or to another person;

         o a breach of his duty of loyalty to the Company, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice the Company's interests; or

         o a financial liability imposed upon him in favor of another person concerning an act performed by him in his capacity as an office holder.

Indemnification of Office Holders

         The Company's articles of association provide that the Company may indemnify an office holder against:

         o a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court concerning an act performed in his capacity as an office holder; and

         o reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him by a court, in proceedings the Company institutes against him or instituted on the Company's behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge in which he was convicted for a criminal offense that does not require proof of intent, in each case relating to an act performed in his capacity as an office holder.

         Under the new Companies Law, these provisions are subject to shareholder approval.

Limitations on Insurance and Indemnification

         The Companies Law provides that a company may not indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

         o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

o a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

o any act or omission done with the intent to derive an illegal personal benefit; or

        o         any fine levied against the office holder.

         In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, the Company's office holders must be approved by the Company's audit committee and the Company's board of directors and, in specified circumstances, by the Company's shareholders.

         We have obtained director's and officer's liability insurance. In addition the Company entered into indemnification agreements with the Company's directors and executive officers in accordance with the Company's articles of association. The Company has never had the occasion to indemnify any of the Company's office holders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8. EXHIBITS.

         The exhibits filed with or incorporated into this annual report are listed on the index of exhibits below.

Exhibit No.       Description

4.10     2003 International Employee Stock Option Plan. (filed herewith)

4.11     2003 Share Option Plan.  (filed herewith)

5.1 Opinion of Goldfarb, Levy, Eran & Co. with respect to the legality of the securities being offered. (filed herewith)

23.1 Consent of Brightman Almagor & Co., independent auditors. (filed herewith)

23.3 Consent of Goldfarb,  Levy,  Eran & Co.  (Included in the opinion  filed as
Exhibit 5). (filed herewith)

24.1 Power of Attorney (included on the signature page to this registration statement).

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Yakum, state of Israel, on this 12thday of February, 2004


                                        Metalink Ltd.


                                        By:________________________________
                                           Name:  Tzvi Shukhman
                                           Title:   Chief Executive Officer &
                                                    Chairman of the Board

                                                    POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tzvi Shukhman and J. Francois Crepin, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                             Title                              Date


/S/TZVI SHUKMAN__________           Chief Executive Officer and                 February 12, 2004
Tzvi Shukman                        Chairman of the Board of
                                            Directors (principal executive
                                    Officer).

/S/J. FRANCOIS CREPIN____           President, Member of the Office             February 12, 2004
J. Francois Crepin                          of the CEO and Director.


/S/ OFER LAVIE___________           Chief Financial Officer (principal          February 12, 2004
Ofer Lavie                                  Financial and accounting officer).


/S/ UZI ROZENBERG _______           Director                                    February 12, 2004
Uzi Rozenberg


/S/ MEIR BAR-EL__________           Director                                    February 12, 2004
Meir Bar - El








/S/ SARIT WEISS-FIRON____           Director                                    February 12, 2004
Sarit Weiss - Firon


_________________________           Director                                    February 12, 2004
Efi Shenhar


_________________________           Director                                    February 12, 2004
Joe Markee


_________________________           Director                                    February 12, 2004
Syrus Madavi


Authorized Representative                                                        February 12, 2004
in the United States

METALINK INC.

/s/J.FRANCOIS CREPIN
--------------------------
J. Francois Crepin, President


EXHIBIT 23.1

                                            CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Metalink Ltd. pertaining to the International Employee Stock Option Plan, the 2003 International Employee Stock Option Plan, and the 2003 Share Option Plan, of our report, dated January 27, 2003, with respect to the consolidated financial statements and schedules of Metalink Ltd. for the year ended December 31, 2002 included in its Annual Report on Form 20-F, and filed with the Securities and Exchange Commission.



/S/
--------------------------------------
BRIGHTMAN ALMAGOR & CO
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu



February 12, 2004




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